Exhibit 4.1

FORM OF

RESTRICTED STOCK AGREEMENT


     Pursuant to the Unilab Corporation 1996 Stock
Option and Performance Incentive Plan (the "Plan"), this
Restricted Stock Agreement (the "Agreement") is made as of _____________ 199__, between Unilab Corporation, a Delaware corporation (the "Corporation"), and ____________________________, a key employee of the
Corporation (the "Employee"), for the grant by the Corporation to the Employee of restricted shares of the Corporation's common stock, par value $.01 per share (the
"Common Stock").

     Capitalized terms used but not defined herein have the meaning set forth in the Plan.

     1. Grant of Shares. In accordance with the terms of the Plan, and in consideration of valuable services heretofore rendered by the Employee to the Corporation and of the agreements hereinafter set forth, the Corporation hereby grants to the Employee _______________ Thousand (____,000) shares of
Common Stock of the Corporation (the "Shares"). As soon as reasonably practicable following the Employee's execution of this Agreement, a certificate or certificates representing the Shares and bearing the legend described in Section 7 shall be issued in the name of the Employee. The Corporation, at the direction of the Committee, shall hold such certificate or certificates, properly endorsed for transfer, for the Employee's benefit until such time as the Shares are forfeited to the Corporation, or the restrictions herein set forth have lapsed. The Shares, shall be issued from the Corporation's available treasury shares or from authorized but unissued shares. Upon issuance of the certificates representing the Shares, the Employee shall have all the rights of a stockholder with respect to the Shares, including the right to vote and to receive all dividends or other distributions paid or made with respect to the Shares. However, the Shares (and any securities of the Corporation which may be issued with respect to the Share by virtue of any stock split, combination, stock dividend or recapitalization, which securities shall be deemed to be "Shares" hereunder) shall be subject to all the restrictions hereinafter set forth.

     2. Restriction. The Share shall not be sold, exchanged, assigned, transferred, pledged or otherwise disposed of, and shall be subject to forfeiture as set forth in Section 5 below until the restriction imposed by this
Section 2 (the "Restriction") has lapsed pursuant to Sections 3 or 4 below.

     3.   Lapse of Restriction by Passage of Time.
The Restriction shall lapse and have no further force or effect with respect to the Shares as follows: Twenty-Five
Percent (25%) of the Shares herein granted (for up to ____________ shares) shall be free of the Restriction on or after ________________________; Twenty-Five
Percent (25%) of the Shares herein granted (for up to ____________ shares) shall be free of the Restriction on or after ________________________; Twenty-Five
Percent (25%) of the Shares herein granted (for up to _____________ shares) shall be free of the Restriction on or after ________________________; Twenty-Five
Percent (25%) of the Shares herein granted (for up to _____________ shares) shall be free of the Restriction on or after ________________________.

     4.   Lapse of Restriction by Death, Disability,
Retirement or Change In Control. The Restriction shall lapse and have no further force or effect upon the Employee's death, Disability, Retirement or upon a Change In Control which occurs while the Employee is employed by the Corporation or a subsidiary.

     5.   Forfeiture of Shares.  In the event of
termination of the Employee's employment with the Corporation or a subsidiary, prior to lapse of the Restriction under Sections 3 or 4, the Shares which remain subject to the Restriction shall be forfeited, unless otherwise determined by the Committee, in its sole discretion. In the event of any such termination the Committee shall promptly notify the Employee or his executor, administrator, personal representative or heir ("Representative") of the number of the Shares to be forfeited. The forfeited Shares shall be transferred to the Corporation and be available for subsequent awards under the Plan, unless the Committee directs that such Shares be cancelled upon forfeiture. The Employee or his Representative shall promptly deliver to the Corporation any documents requested by the Corporation which are necessary to effectuate such transfer.

     6. Delivery of Restricted Shares. Upon the lapse of the Restriction pursuant to Sections 3 or 4, a stock certificate for the number of Shares with respect to which the Restriction has lapsed shall be delivered, free of all restrictions, to the Employee or the Employee's Representative, beneficiary or estate, as the case may be.

     7. Legend on Certificates. All certificates representing the Shares shall be endorsed on the face thereof with the following legend:

     "The shares of stock represented by this certificate, and the transferability thereof are restricted by and subject to the Unilab
     Corporation 1996 Stock Option and
     Performance Incentive Plan and to a
     "Restricted Stock Agreement" dated as of _______________, 199__, copies of both documents are on file with the Secretary of the Corporation."

     8.   Withholding Taxes.  Notwithstanding any
other provision of the Plan or this Agreement, the lapse of the Restriction on the Shares pursuant to Sections 3 or 4 shall be conditioned on the Employee or the Representative having made appropriate arrangements with the Corporation to provide for the withholding of any taxes required to be withheld by Federal, state or local law with respect to such lapse.

     9.   General Provisions.

     (a)  To the extent not preempted by Federal
     law, the Plan and this Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

     (b) Notices required or permitted to be made under this Agreement shall be sufficiently made if personally delivered to the Employee or his or her Representative or sent by regular mail addressed
     (a) to the Employee or his or her Representative at the Employee's address as set forth in the books and records of the Corporation or its subsidiaries, or (b) to the Corporation or the Committee at the principal office of the Corporation clearly marked
     "Attention: Compensation Committee."

     (c) The Plan and this Agreement set forth the entire agreement of the parties concerning the subject matter hereto, and no other representations or warranties, express or implied, other than those contained herein, and no amendments or modifications hereto, shall be binding unless made in writing and signed by the parties hereto.

     (d) The waiver by either party of a breach of any term or provision of the Plan or this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision or of the breach of any other term or provision of the Plan or this Agreement.

     (e) The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     (f) In the event that any provision of the Plan or this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan or this Agreement, and the Plan or this Agreement as the case may be shall be construed and enforced as if the illegal or invalid provision had not been included.

     (g)  Nothing in the Plan or this Agreement
     confers on the Employee any right to continue in the employ of the Corporation or of any of its subsidiaries or to be entitled to any remuneration or benefits not set forth in the Plan or this Agreement or interfere with or limit the right of the Corporation or a subsidiary to modify the terms of or terminate the Employee's employment at any time.

     10.  Plan Incorporation.  This Agreement is
subject to, and the Corporation and the Employee agree to be bound by, the terms and conditions of this Agreement and all of the terms and conditions of the Plan, as the same may have been amended from time to time in accordance with its terms. The Plan is hereby incorporated into and made a part of this Agreement as though set forth in full herein.

     11.  Acknowledgment.  Employee hereby
acknowledges receipt of a copy of the Plan.

     IN WITNESS WHEREOF, the parties have
executed this Agreement, on the date first above written.

                              UNILAB CORPORATION


                              By:
                              Name:
                              Title:


                              EMPLOYEE



                              Name:
                              Address: